Item 77I(b)

Burnham Investors Trust (“Registrant”)
Form N-SAR for the Six Months Ended December 31, 2009

Sub-Item 77I(b)i:  Terms of new or amended securities

The Burnham Financial Industries Fund Class I shares commenced operations on December 16, 2009.